                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

Advanced Environmental Recycling Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

                             ADVANCED ENVIRONMENTAL
                          RECYCLING TECHNOLOGIES, INC.
                       914 NORTH JEFFERSON STREET (72764)
                              POST OFFICE BOX 1237
                           SPRINGDALE, ARKANSAS 72765

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, JULY 26, 2002

To the Stockholders:

     The annual meeting of stockholders of Advanced Environmental Recycling Technologies, Inc. will be held at the Northwest Arkansas Holiday Inn, Convention Center, Springdale, Arkansas at 10:30 a.m., local time, Friday, July 26, 2002, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement which is incorporated herein by this reference:

          1. To elect nine members to the board of directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify.

          2. To ratify the appointment of Tullius Taylor, Sartain & Sartain as independent public accountants of the Company for the year ending December 31, 2002, and

          3. To transact such other business and to consider and take action upon any and all matters that may properly come before the annual meeting or any adjournment thereof.

     The board of directors has fixed the close of business on May 28, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                                          Sincerely,

                                          /s/ MARJORIE S. BROOKS
                                          Marjorie S. Brooks
                                          Secretary

     A proxy card and annual report of the Company for the year ended December 31, 2001, are enclosed. It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided. Proxy votes are tabulated by an independent agent and reported at the annual meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process. We hope that you can attend this meeting in person, but if you cannot do so please vote your proxy now.

                             YOUR VOTE IS IMPORTANT

                             ADVANCED ENVIRONMENTAL
                          RECYCLING TECHNOLOGIES, INC.
                       914 NORTH JEFFERSON STREET (72764)
                              POST OFFICE BOX 1237
                           SPRINGDALE, ARKANSAS 72765
                                 (479) 756-7400

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited on behalf of the board of directors of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Northwest Arkansas Holiday Inn, Convention Center, Springdale, Arkansas, at 10:30 a.m. local time, Friday, July 26, 2002, and at any adjournments thereof. The notice of meeting, proxy statement and form of proxy are being mailed to stockholders on or about June 28, 2002.

     A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At May 28, 2002, there were 28,008,685 shares of Class A common stock, 1,465,530 shares of Class B common stock and 900 shares of Series B preferred stock issued and outstanding. There were also 1,860 shares of Series A and C preferred stock issued and outstanding, but these shares are non-voting except in those instances where Delaware law expressly requires otherwise. Each outstanding share of Class A common stock entitles the holder thereof to one vote on matters submitted to the stockholders and each share of Class B common stock entitles the holder thereof to five votes on matters submitted to the stockholders. The Series B preferred stock is entitled to vote on all matters submitted to a vote of stockholders and has voting rights of 2,500 votes per share of Series B preferred stock. The holders of record of the Class A common stock, Class B common stock and Series B preferred stock outstanding on May 28, 2002, the record date, will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the annual meeting and any adjournments.

     The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See "Proposal for Election of Directors" for the method of withholding authority to vote for directors). By withholding authority, shares will not be voted either for or against a particular matter but will be counted for quorum purposes. Brokers "non-votes" are not relevant to the determination of a quorum or whether the proposal to elect directors has been approved.

     The Company's officers and directors own approximately 34.3% of the currently outstanding shares of Class A common stock, 93.9% of the shares of Class B common stock and approximately 60.3% of the currently outstanding shares of preferred stock, and collectively owned shares representing approximately 46.2% of the votes entitled to be cast upon matters submitted at the annual meeting. Marjorie S. Brooks and corporations controlled by her own shares representing approximately 31.8% of the votes entitled to be cast and may be in a position to control the Company.

     The following table sets forth, as of May 31, 2002, certain information with regard to the beneficial ownership of the Company's capital stock by each holder of 5% or more of the outstanding stock, by each director of the Company, and by all officers and directors as a group:

NAME AND ADDRESS                 TITLE OF    NUMBER OF SHARES OF   PERCENTAGE OF CLASS      PERCENTAGE OF
OF BENEFICIAL OWNER              CLASS(1)      COMMON STOCK(2)     OUTSTANDING(2)(14)    VOTING POWER(2)(15)
-------------------             -----------  -------------------   -------------------   -------------------
Marjorie S. Brooks............  Class A          11,818,998(3)            24.1%                 31.8%
  P. O. Box 1237                Class B             837,588(4)            57.2%
  Springdale, AR 72765          Preferred-
                                  Series A              850(5)            30.8%
                                  Series B              400(5)            14.5%
Joe G. Brooks.................  Class A             938,397(6)             1.9%                  3.9%
  P. O. Box 1237                Class B             284,396               19.4%
  Springdale, AR 72765
J. Douglas Brooks.............  Class A             935,573(7)             1.9%                  2.6%
  P. O. Box 1237                Class B             131,051                8.9%
  Springdale, AR 72765
Jerry B. Burkett..............  Class A             215,000(8)               *                     *
  P. O. Box 1237                Class B              33,311                2.3%
  Springdale, AR 72765
Sal Miwa......................  Class A             456,963(9)               *                     *
  P. O. Box 1237
  Springdale, AR 72765
Stephen W. Brooks.............  Class A             821,112(10)            1.7%                  2.1%
  P. O. Box 1237                Class B              89,311                6.1%
  Springdale, AR 72765
Michael M. Tull...............  Class A             146,000(11)              *                   1.9%*
  P. O. Box 1237                Preferred-
  Springdale, AR 72765            Series B              400               14.5%
Samuel L. (Tony) Milbank......  Class A             521,897(12)            1.1%                    *
  P. O. Box 1237                Preferred-
  Springdale, AR 72765            Series A               15                  *
Delbert E. "Pete" Allen,
  Jr. ........................  Class A             983,900(13)            2.0%                  1.6%
  P. O. Box 1237
  Springdale, AR 72765
Melinda Davis.................  Class A                  --                  *                     *
  P. O. Box 1237
  Springdale, AR 72765
Officers and directors as a
  group (nine persons)........  Class A          16,837,840               34.3%                 46.2%
                                Class B           1,375,657               93.9%
                                Preferred-
                                  Series A              865               31.3%
                                  Series B              800               29.0%

---------------

  *  Less than 1%

 (1) The Class B common stock is substantially identical to the Class A common stock, except that each share of Class B common stock has five votes per share and each share of Class A common stock has one vote per share. Each share of Class B common stock is convertible into one share of Class A common stock. Each share of Preferred Stock is convertible at the lower of $1.20 and the ten-trading day average of the Company's Class A common stock, and would be convertible into 833 shares of Class A common stock, based upon the trading price prevailing at May 31, 2002. The Series B Preferred Stock (900 shares) has voting rights of 2,500 votes per share. No other Preferred Stock carries any voting rights.

 (2) Beneficial ownership of shares was determined in accordance with Rule 13d-3(d)(1) of the Exchange Act and included shares underlying outstanding warrants and options which the named individual had the right to acquire within sixty days of May 31, 2002.

 (3) Includes 2,837,148 shares owned directly, 643,645 in trusts or corporations controlled by Mrs. Brooks, 1,125,000 shares issuable upon exercise of stock options, 3,000 shares issuable upon exercise of bonus warrants, 325,000 shares issuable upon exercise of Class C Warrants, 3,974,080 shares issuable upon exercise of Class F and Class G Warrants issued in connection with a private placement of Class A common stock in May of 1994, 1,771,792 shares issuable upon exercise of Class H Warrants, 646,000 shares issuable upon exercise of Series X and Y warrants owned directly and 493,333 shares issuable upon exercise of Series X and Series Y Warrants owned indirectly through two corporations controlled by Mrs. Brooks.

 (4) Includes 403,946 shares owned directly by Mrs. Brooks and 433,642 shares owned by two corporations controlled by Mrs. Brooks. (Razorback Farms, Inc. is the record owner of 312,320 shares and SMF is the record owner of 121,322 shares, representing approximately 21.3% and 8.3%, respectively, of the Class B common stock). Excludes additional shares owned by adult children of Mrs. Brooks, including Joe G. Brooks and J. Douglas Brooks, as to which she disclaims a beneficial interest.

 (5) Includes 850 shares of Series A preferred stock owned directly and 400 shares of Series B Preferred Stock owned indirectly by Mrs. Brooks. Razorback Farms, Inc. is the record owner of 165 shares. Brooks Investment Company is the record owner of 235 shares.

 (6) Includes 607,400 shares owned directly, 4,500 shares owned as custodian for Joe G. Brooks' minor child, 38,205 shares owned as custodian for Brooks' Children's Trust, 1,500 shares issuable upon exercise of Bonus Warrants owned as custodian for Mr. Brooks' minor child, 38,250 shares issuable upon exercise of Bonus Warrants owned as custodian for Brooks' Children's Trust, 1,875 shares issuable upon exercise of Bonus Warrants owned directly and 246,667 shares issuable upon exercise of stock options.

 (7) Includes 313,212 shares owned directly, 84,741 shares owned indirectly, 7,620 shares issuable upon exercise of bonus warrants and 530,000 shares issuable upon exercise of stock options.

 (8) Includes 13,000 shares owned directly, 2,000 shares owned by Mr. Burkett as custodian for his minor child, 10,000 shares owned by a partnership controlled by Mr. Burkett and 190,000 shares issuable upon exercise of stock options.

 (9) Includes 3,000 shares owned directly and 453,963 shares issuable upon exercise of stock options.

(10) Includes 296,112 shares owned directly and 525,000 shares issuable upon exercise of stock options.

(11) Includes 71,000 shares owned directly and 75,000 shares issuable upon exercise of stock options.

(12) Includes 335,710 shares owned directly, 112,697 shares issuable upon exercise of Series X Warrants, 41,604 shares issuable upon exercise of Series Y Warrants, and 31,886 shares issuable upon exercise of Class I Warrants.

(13) Includes 438,590 shares owned directly, 350,936 shares owned indirectly, 160,000 Bonus warrants owned directly and 34,374 Bonus warrants owned indirectly.

(14) Class A common stock beneficial ownership is calculated based on 49,120,267 shares outstanding as of May 31, 2002, which includes 21,077,778 shares which may be acquired through the exercise of outstanding options and warrants within 60 days of May 31, 2002. Class B common stock beneficial ownership is calculated based on 1,465,530 shares outstanding on May 31, 2002. Preferred stock beneficial ownership is calculated based on 2,760 shares outstanding on May 31, 2002.

(15) Calculated based on 60,247,917 shares outstanding on May 31, 2002, which includes voting rights on all classes of stock, options and warrants which can be acquired within 60 days of May 31, 2002.

     At May 31, 2002, there were 28,042,489 shares of Class A common stock and 1,465,530 shares of Class B common stock issued and outstanding. The previous table sets forth that directors, officers and 5% shareholders, as a group, beneficially owned shares representing approximately 46.2% of the votes entitled to be cast upon matters submitted to a vote of the Company's stockholders, and Marjorie S. Brooks and corporations controlled by her beneficially owned shares representing approximately 31.8% of the votes entitled to be cast and may be in a position to control the Company.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The directors and executive officers of the Company are as follows:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Joe G. Brooks.........................   47   Chairman of the board of directors,
                                              co-chief executive officer and
                                                president
Sal Miwa..............................   45   Vice-chairman of the board of
                                              directors
Stephen W. Brooks.....................   45   Co-chief executive officer and
                                              director
J. Douglas Brooks.....................   42   Executive vice-president
Jim Precht............................   56   Executive vice-president -- sales and
                                                marketing
Marjorie S. Brooks....................   66   Secretary, treasurer and director
Edward J. Lysen.......................   64   Chief financial officer
Jerry B. Burkett......................   45   Director
Michael M. Tull.......................   48   Director
Samuel L. "Tony" Milbank..............   62   Director
Delbert E. "Pete" Allen, Jr. .........   60   Director
Melinda Davis.........................   59   Director

     The Company's board of directors elected JOE G. BROOKS as its chairman and the Company's co-chief executive officer in December 1998 and he is serving as president. Mr. Brooks has previously served as president and has been a director since the Company's inception in December 1988. He was also previously chairman and CEO from inception until August 1993. Mr. Brooks is a director and chairman of the standing committee of the Arkansas Recycling Coalition for Buy Recycled Business Alliance for the State of Arkansas and serves on its executive committee. He was a member of Clean Texas 2000, appointed by Governor George Bush in 1995.

     In December 1998, the Company's board of directors elected SAL MIWA as its vice-chairman. He has been an outside director of the Company since January 1994. Mr. Miwa is COO and director of RealRead Inc., an online book sampling service company located in New York, NY. For the past 20 years, he has been engaged in various international businesses located in North America, Japan and Europe. He received his master's degree in Aerospace Engineering from the Massachusetts Institute of Technology.

     The Company's board of directors elected STEPHEN W. BROOKS as co-chief executive officer in December 1998. Mr. Brooks has served as its chief executive officer and has been a director since January 1996. Mr. Brooks is CEO and chairman of the board of Razorback Farms, Inc. a Springdale, Arkansas based firm that specializes in vegetables processing. Mr. Brooks also serves on the board of the Ozark Food Processors Association.

     J. Douglas Brooks has served as executive vice-president and serves on the Executive Committee and is in charge of technical services, which includes quality assurance, R&D, raw material processing, development and sourcing. Mr. Brooks was previously project manager for AERT's polyethylene recycling program with The Dow Chemical Company and is a joint inventor on several of AERT's process patents for recycling polyethylene film for composites.

     Jim Precht has served as executive vice-president of sales and marketing for the Company since February 2001. Mr. Precht was formerly general manager of Weyerhaeuser Building Materials' Pittsburgh Customer Service Center with 32-years of industry experience and has a dual reporting relationship to both AERT and Weyerhaeuser Building Materials.

     Marjorie S. Brooks has been secretary, treasurer and a director since the Company's inception in December 1988. Mrs. Brooks has served as secretary and treasurer of Brooks Investment Co., a holding company for the Brooks' family investments, for more than thirty years.

     Edward J. Lysen joined AERT in April 1999 as chief financial officer. Mr. Lysen has over 30 years experience in financial management. Prior to entering the private sector, Mr. Lysen was a consultant in the Management Consulting Group, KPMG-Peat Marwick from 1966 to 1979. From 1979 to 1992, Mr. Lysen was senior vice-president, CFO and on the board of Tuesday Morning, Inc., a publicly traded retailer. From 1993 to 1996, he served as chairman of the board and CFO of Distribution Data Management Systems, a computer service provider in the office products industry. In 1996, Mr. Lysen entered the financial planning industry with AAL, a leading fraternal benefits society. In 1998 to 1999, he was the CFO of Hairston Roberson, a leading designer and manufacturer of women's fashion apparel. He has an MBA in Finance from Northwestern University and is a certified public accountant.

     Jerry B. Burkett was appointed a director to the board of directors of the Company in May 1993. Mr. Burkett has been a rice and grain farmer since 1979 and has been a principal in other closely held businesses. He is the past president of the Arkansas County Farm Bureau. In April 2002, Mr. Burkett was elected to serve as a director of the Ag Heritage Farm Credit Services Board.

     Michael M. Tull was appointed a director to the board of directors of the Company in December 1998. Mr. Tull has served since 1990 as the president and majority owner of Tull Sales Corporation, a manufacturer's representative company, which professionally represents eight manufacturing companies and is responsible for sales and marketing of those companies' window and door related components in the southeastern Unites States. Mr. Tull serves on boards of several closely held family businesses and is the chairman and a board of director member of the National Wild Turkey Federation, which is one of the largest North American conservation organizations.

     Samuel L. Milbank was elected to the board of directors in July 2000. From 1997 to the present, Mr. Milbank has been a managing director of Zanett Securities Corporation, an investment advisory company focusing on small and microcap companies. From 1992 to 1996, Mr. Milbank was a senior vice-president and sales manager with Lehman Brothers, Inc. in New York, where he managed a team that provided interest rate and currency risk management for central banks and other official institutions. From 1973 to 1992, Mr. Milbank worked with Salomon Brothers, Inc. as a director and manager of the international department. Since 1990, Mr. Milbank has served as chairman of Milbank Memorial Fund, a private operating foundation (established in 1905), concerned with environmental and public health issues. In addition, Mr. Milbank is a trustee and a member of the executive committees of several cultural, philanthropic and religious organizations. He has a BS from Columbia University and a MBA in Finance from The Amos Tuck School of Business Administration at Dartmouth College.

     Delbert E. "Pete" Allen, Jr. was elected to the board of directors in July 2001. Currently, Mr. Allen is President of Allen Holding, Inc., an investment, finance and ranching enterprise. From 1970 to 1999, Mr. Allen was President and CEO of Allen Canning Co. He also served as a director of Allen Canning Co. from 1967 to 1999. Mr. Allen has served as director of Arkansas State Bancshares Inc. and Arkansas State Bank in Siloam Springs since 1971, and was recently named its chairman of the board. Mr. Allen is presently chairman emeritus and director of the National Food Processors Association (NFPA). He served the NFPA as chairman in 1983-1984 and has been a director in excess of thirty years. He is a past member of the NFPA's executive committee. Mr. Allen is a director on the Agricultural Development Council-University of Arkansas. He served from 1994 to present. Mr. Allen is also past president and director of the Siloam Springs Hospital Board.

     Melinda Davis was elected to the board of directors in July 2001. Since December 2000 to the present, Ms. Davis has provided professional consulting services in the areas of financial management and cost accounting for manufacturing operations. Ms. Davis retired as senior vice-president and treasurer from Allen Canning Co. in December 2000, after serving for 39 years in various accounting and financial management positions.

     Joe G. Brooks, Stephen W. Brooks and J. Douglas Brooks are brothers and are sons of Marjorie S. Brooks. There are no other familial relationships between the current directors and executive officers.

     Each of the Company's directors has been elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the board of directors.

     The audit committee of the board of directors consists of three outside directors of Melinda Davis (chairman), Jerry B. Burkett, and Sal Miwa. The audit committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The compensation and stock option committee consists of Jerry B. Burkett (chairman), Sal Miwa and Marjorie S. Brooks. The compensation and stock option committee establishes and administers the Company's compensation and stock option plans on behalf of the board of directors and approves stock options granted thereunder.

     The executive committee consists of three board members with Joe G. Brooks (chairman), Sal Miwa and Delbert E. "Pete" Allen, Jr. and three executive management members of Stephen W. Brooks, J. Douglas Brooks and Alford Drinkwater. The executive committee establishes corporate policies, manpower, technology, cost accounting and day-to-day operations of the Company.

     The litigation committee consists of Joe G. Brooks (chairman), Sal Miwa and Jerry B. Burkett. The litigation committee establishes and administers the Company's litigation plans on behalf of the board of directors.

     The nominating committee consists of Michael M. Tull (chairman), Samuel L. "Tony" Milbank, Marjorie S. Brooks and Joe G. Brooks. The nominating committee evaluates the efforts of AERT and board of directors to maintain effective corporate governance practices. The committee identifies candidates for election to the board of directors.

                             AUDIT COMMITTEE REPORT

     The audit committee of AERT is composed of three non-employee directors, each member of the committee is independent in accordance with the policy of the National Association of Security Dealers ("NASD"). The Committee operates under a written charter adopted by the board of directors, a copy of which was included in the 2001 proxy statement.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee the Company's financial reporting process and report its findings to the board of directors.

     The committee fulfills its responsibilities through periodic meetings with management and independent auditors. During the year 2002, the committee reviewed and discussed with management and independent auditors the audited financial statements in the Company's annual report on Form 10-K of the year ended December 31, 2001. The committee also discussed with the independent auditors matters required to be discussed as described in Statement on Auditing Standards No. 60 (Communications with Audit Committees). In addition, the committee discussed with the independent auditors the auditors' independence from the Company and its management, including matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). The independent auditor has submitted to the committee the written disclosures and the letter as required by Standard No. 1.

     On March 4, 2002, the board of directors with its audit committee's recommendation decided to no longer engage Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and engaged Tullius Taylor, Sartain & Sartain LLP ("Tullius Taylor") to serve as the

Company's independent auditors for the year ending 2001. See Ratification of Appointment of Independent Auditors below.

     During the Company's fiscal years ended December 31, 2000 and 2001 and in the subsequent interim period through the date of this proxy statement, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

     The Company during the fiscal years ended December 31, 2000 and 2001 and through the date of the board's decision did not consult Tullius Taylor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        Audit Committee

        Melinda Davis (chairman)
        Jerry B. Burkett
        Sal Miwa

                             EXECUTIVE COMPENSATION

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The compensation and stock option committee consists of Jerry B. Burkett (chairman), Sal Miwa and Marjorie S. Brooks. The compensation and stock option committee establishes and administers the Company's compensation and stock option plans on behalf of the board of directors and approves stock options granted thereunder.

     The overall compensation policy of the Company is to maximize stockholder return by combining annual and long-term compensation to executives based upon corporate and individual performance. Annual compensation is paid in the form of base salary, which is subjectively determined by the board based upon senior management's recommendation. Additionally, the board reserves the right to grant cash bonuses to executives, if the Company's performance so warrants. Long-term compensation to executives is built around the Company's stock option programs.

     Base salaries are reviewed and approved by the full board at the time an officer is hired and thereafter on a periodic basis as determined appropriate by the board and senior management. Base salaries are subjectively determined based upon a number of factors, including level and scope of responsibility, salaries paid for comparable positions at similarly situated companies and individual and corporate performance.

     The Company effects stock option grants from time-to-time as a mechanism for providing long-term, non-cash compensation to executives. The board believes that stock options are (especially in the context of an emerging growth company) an effective incentive for executives and managers to create value for the Company and its stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. By utilizing stock-based compensation, the Company can focus much-needed cash flow, which would otherwise be paid out as compensation, back into the daily operations of the business. Individual stock option grants are subjectively determined based upon a number of factors, including individual performance and prior year's grants. Based upon these factors, during 2001 there were 575,000 options issued to purchase Class A common stock. All option grants were made at an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant.

        Compensation and Stock Option Committee

        Jerry B. Burkett (chairman)
        Sal Miwa
        Marjorie S. Brooks

                                 DIRECTOR COMPENSATION

     Non-employee directors do not receive cash compensation for serving on the Company's board of directors, however; such persons are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. Directors are paid long-term compensation in the form of stock option grants under the Company's Non-Employee Director Stock Option Plan. Such plan provides for annual grants of options to purchase 25,000 shares of Class A common stock at the fair market value of said stock on the date of such grant.

                      SUMMARY EXECUTIVE COMPENSATION TABLE

     The following table sets forth the aggregate cash compensation paid by the Company during the three years ended December 31, 2001, to each executive officer of the Company whose aggregate cash compensation earned exceeded $100,000, and to the chief executive officer.

                                                      LONG-TERM COMPENSATION
                                                              AWARDS                        PAYOUTS
                              ANNUAL COMPENSATION    -------------------------             ---------
                              --------------------    RESTRICTED    SECURITIES             LONG-TERM
NAME AND                                    OTHER    ANNUAL STOCK   UNDERLYING             INCENTIVE    ALL OTHER
PRINCIPAL POSITION     YEAR     SALARY      BONUS    COMPENSATION     AWARDS     OPTIONS    PAYOUTS    COMPENSATION
------------------     ----   ----------   -------   ------------   ----------   -------   ---------   ------------
Stephen W. Brooks....  2001           0       0           0             0           0          0            0
  co-CEO               2000           0       0           0             0           0          0            0
                       1999           0       0           0             0           0          0            0
Joe G. Brooks........  2001    $105,000       0           0             0           0          0            0
  co-CEO               2000     105,000       0           0             0           0          0            0
                       1999     105,000       0           0             0           0          0            0

          AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2001
                     AND OPTION VALUES AT DECEMBER 31, 2001

                                                              NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                    NUMBER OF                      OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                     SHARES                     DECEMBER 31, 2001           DECEMBER 31, 2001
                                    ACQUIRED      VALUE     -------------------------   -------------------------
NAME                               ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                               -----------   --------   -------------------------   -------------------------
Stephen W. Brooks................          0     $     0            525,000/0                  $295,050/$0
Joe G. Brooks....................    120,000     $40,000            246,667/0                  $149,292/$0

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires AERT's executive officers and directors, and persons who own more than ten-percent of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and National Association of Securities Dealers. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 4 or Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, the Company had an agreement with an affiliate, Brooks Investment Co., controlled by Marjorie S. Brooks whereby the Company agreed to transfer certain of its trade receivables as collateral, which the affiliate deemed acceptable, up to $2.5 million at any one time. Upon acceptance of a transfer of a receivable, the affiliate remitted to the Company 85% of the receivable, as defined in the agreement. Through September 30, 2001, upon collection of the receivable, the Company remitted to the affiliate 1.75% of the receivable as a factoring charge and the additional 13.25% of the receivable was remitted to the Company, less interest costs, which were based on the time period over which the receivable was outstanding. On October 1, 2001, the factoring charge decreased to 0.8%. The Company indemnified the affiliate for any loss arising out of rejections or returns of any merchandise, or any claims asserted by the Company's customers. During 2001, the Company transferred an aggregate of approximately $34 million in receivables under this agreement, of which $3.3 million remained to be collected as of December 31, 2001. During 2000 and 1999, the Company transferred an aggregate of approximately $28.2 million and $20.5 million, respectively, in receivables under this agreement, none of which remains to be collected. Costs of approximately $517,349, $470,794 and $202,034 associated with the factoring agreement were included in selling and administrative costs at December 31, 2001, 2000 and 1999, respectively.

     At December 31, 2001, accounts payable-related parties included advances on factored receivables of approximately $2.9 million and $388,000 relating to other items owed to related parties.

                     ITEM 1:  BOARD OF DIRECTORS PROPOSAL:
                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the number of directors constituting the board of directors shall be determined from time to time by resolution of the board of directors. The board of directors has set the number of directors at nine. The Company currently has nine directors and at the meeting nine directors are to be elected by the holders of shares of outstanding Class A and Class B common stock and Series B preferred stock voting together as a single class. To be elected, each director must receive a plurality of the votes cast at the annual meeting. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A common stock entitles the holder thereof to one vote with respect to the election of each of the nine director positions to be filled, each outstanding share of Class B common stock entitles the holder thereof to five votes with respect to the election of each of the nine director positions to be filled, and each outstanding share of Series B preferred stock is entitled to 2,500 votes per share.

     The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you wish to grant authority to vote for all nominees, check the box marked "FOR". If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD". If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the names(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through the name(s) of such nominee(s). If you withhold authority to vote your shares, such vote will be treated as an abstention and accordingly your shares will neither be voted for or against a director but will be counted for quorum purposes.

     The nine nominees for director are: Joe G. Brooks, Sal Miwa, Delbert Allen, Stephen W. Brooks, Marjorie S. Brooks, Jerry B. Burkett, Melinda Davis, Michael
M. Tull and Samuel L. Milbank. All of the nominees are presently directors of the Company. Joe G. Brooks is chairman, co-chief executive officer and president, Sal Miwa is vice-chairman of the board of the Company and Stephen W. Brooks is currently co-chief executive officer.

     THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES NAMED ABOVE, UNLESS AUTHORITY TO VOTE IS WITHHELD. MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE NINE NOMINEES NAMED ABOVE. In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominees as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unable to serve, if elected.

                     ITEM 2:  BOARD OF DIRECTORS PROPOSAL:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

INTRODUCTION

     The board's audit committee has selected Tullius Taylor, Sartain & Sartain to be the Company's independent auditors. Tullius Taylor acted as the Company's independent auditors since 2001.

     Representatives of Tullius Taylor will attend the annual meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

REQUIRED VOTE

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the meeting. In the event that the Company's stockholders fail to ratify the appointment of Tullius Taylor, the selection of the Company's independent auditors will be submitted to the Company's board of directors for reconsideration. WE ARE ASKING YOU TO RATIFY THAT APPOINTMENT.

AUDITOR FEES

  ARTHUR ANDERSEN, LLP

     The information below sets forth the fees that Arthur Andersen, LLP billed during the 2001 fiscal year to the Company for services provided in the following categories and amounts:

Quarterly review fees.......................................   $17,250
Financial Information Systems Design and Implementation
  Fees......................................................         0
All other fees..............................................     8,250
                                                               -------
          Total.............................................   $25,500

  TULLIUS TAYLOR, SARTAIN & SARTAIN

     The information below sets forth the fees that Tullius Taylor, Sartain & Sartain billed during the 2001 fiscal year to the Company for services provided in the following categories and amounts:

Audit fees..................................................   $57,000
Financial Information Systems Design and Implementation
  Fees......................................................         0
All other fees..............................................         0
                                                               -------
          Total.............................................   $57,000

     The audit committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence and has determined that Tullius Taylor, Sartain & Sartain is compatible with maintaining auditor independence.

                            STOCK PERFORMANCE CHART

     This graph shows AERT's cumulative total stockholder return during the five fiscal years ended December 31, 2001, with the cumulative total returns of the Media General Industry Group 63-Materials and Construction and the Nasdaq Market Index. The comparison assumes $100 was invested on December 31, 1996 in AERT common stock and in each of the indices shown and assumes that all of the dividends were reinvested.

                     FIVE-YEAR CUMULATIVE TOTAL RETURNS(1)
                    VALUE OF $100 INVESTED AT YEAR-END 1996

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Advanced
  Environmental         $100      92.30    199.98    761.46    184.59    283.04
 Materials and
  Construction          $100     109.21    110.38     91.78     94.45    106.34
 Nasdaq Market Index    $100     122.32    172.52    304.29    191.25    152.46

                        ADDITIONAL INFORMATION AVAILABLE

     Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company's 2001 annual report on Form 10-K, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules. The written request should be sent to the secretary, at the Company's executive office. The written request must state that as of May 28, 2002, the person making the request was a beneficial owner of capital stock of the Company.

                              INDEPENDENT AUDITORS

     A representative of Tullius Taylor, Sartain & Sartain, the Company's auditors for 2001 and the current year is expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to questions.

                                 OTHER MATTERS

     The board does not intend to present any items of business other than those stated in the Notice of Annual meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                     COST AND METHOD OF PROXY SOLICITATION

     The Company will pay the cost of proxy solicitation. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by mail, telephone, Internet or in person.

                             STOCKHOLDER PROPOSALS

     If you want to present a proposal for possible inclusion in the Company's 2002 proxy statement, send the proposal to Marjorie S. Brooks, secretary of the Company, Post Office Box 1237, Springdale, Arkansas 72765, by registered, certified or express mail. Proposal must be received on or before December 31, 2002.

     The foregoing Notice and Proxy Statement are sent by order of the board of directors.

                                          JOE G. BROOKS
                                          Chairman

Dated: June 21, 2002

               ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 26, 2002

The undersigned hereby appoints Joe G. Brooks, as proxy, with full power to appoint his substitute, and hereby authorizes such proxy to represent and vote, as designated on this proxy, all shares of common stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date May 28, 2002 at the annual meeting of stockholders of the Company to be held at the Northwest Arkansas Holiday Inn, Convention Center, Springdale, Arkansas on Friday, July 26, 2002 at 10:30 a.m., local time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        ANNUAL MEETING OF STOCKHOLDERS OF

               ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
                                  JULY 26, 2002

Co. # __________________                            Acct. # ___________________

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS   [            ]

                 Please Detach and Mail in the Envelope Provided

 [X]  Please mark votes as in this example.

         FOR All nominees listed            WITHHOLD authorization       Nominees: Joe G. Brooks
         at right (except as marked         to vote for all nominees               Sal Miwa
         to the contrary below)             listed at right                        Delbert Allen
                                                                                   Stephen W. Brooks
1. Election of     [  ]                           [  ]                             Marjorie S. Brooks
    Directors                                                                      Jerry B. Burkett
                                                                                   Melinda Davis
                                                                                   Michael M. Tull
                                                                                   Samuel L. Milbank

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.

2. Ratification of Tullius Taylor, Sartain & Sartain, independent public accountants, as the Company's auditors.

     [ ] For              [ ] Against             [ ] Abstain

The undersigned acknowledges receipt of the formal notice of such meeting and the 2001 Annual Report of the Company.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE (S) ______________________________________ DATE:  _____________, 2002

Note: Please sign above exactly as name appears on the certificate. When shares are held by joint tenants both should sign. If a corporation or partnership, sign in corporate or partnership name by authorized person or partner.